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                                                                      Exhibit 11
                       Horace Mann Educators Corporation
                      Computation of Net Income per Share
           For the Three and Six Months Ended June 30, 1996 and 1995
                 (Amounts in thousands, except per share data)
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                                                           Three Months Ended   Six Months Ended
                                                          --------------------  ------------------
                                                                 June 30,           June 30,
                                                          --------------------  ------------------
                                                            1996        1995      1996      1995
                                                          --------    --------  --------  --------
Primary - reported:

Weighted average number of common shares
 outstanding during the period                             23,449      24,747     23,437    26,842
                                                          -------     -------    -------   -------

Net income for the period                                 $17,081     $16,230    $32,514   $33,346
                                                          -------     -------    -------   -------

Net income per share - assuming no dilution               $  0.73     $  0.66    $  1.39   $  1.24
                                                          =======     =======    =======   =======
Primary:

Weighted average number of common shares
 outstanding during the period                             23,449      24,747     23,437    26,842
Weighted average number of common equivalent
 shares to reflect the dilutive effect of
 common stock equivalent securities:
   Warrants                                                   116         107        117       107
   Stock options                                              301         151        310       149
                                                          -------     -------    -------   -------

Total common and common equivalent shares                  23,866      25,005     23,864    27,098
                                                          -------     -------    -------   -------

Net income per share                                      $  0.72     $  0.65    $  1.36   $  1.23
                                                          =======     =======    =======   =======

Percentage of dilution compared to reported
 net income per share                                         1.4%        1.5%       2.2%      0.8%

Fully diluted:

Weighted average number of common shares
 outstanding during the period                             23,449      24,747     23,437    26,842
Weighted average number of common equivalent
 shares to reflect the dilutive effect of
 common stock equivalent securities:
   Warrants                                                   117         108        117       108
   Stock options                                              308         155        310       154
Weighted average number of common equivalent
 shares to reflect the dilutive effect of
 convertible notes                                              -       2,857          -     2,857
                                                          -------     -------    -------   -------
Total common and common equivalent shares
 adjusted to calculate fully diluted
 earnings per share                                        23,874      27,867     23,864    29,961
                                                          -------     -------    -------   -------

Net income for the period                                 $17,081     $16,230    $32,514   $33,346
 Interest expense, net of tax,
   on convertible notes                                         -       1,005          -     2,011
                                                          -------     -------    -------   -------

Adjusted net income for the period                        $17,081     $17,235    $32,514   $35,357
                                                          -------     -------    -------   -------

Net income per share -
 assuming full dilution                                   $  0.72     $  0.62    $  1.36   $  1.18
                                                          =======     =======    =======   =======
Percentage of dilution compared to
  reported net income per share                               1.4%        6.1%       2.2%      4.8%
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